Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (1) our report dated September 10, 2009 (November 5, 2009 as to the effects of the restatement), relating to the consolidated financial statements of ShoreTel, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard on income taxes effective July 1, 2007 and the restatement of the consolidated financial statements as of June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007) and (2) our report dated September 10, 2009 (November 5, 2009 as to the effects of the material weakness) relating to the effectiveness of ShoreTel, Inc.’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), incorporated by reference in the Annual Report on Form 10-K/A of ShoreTel, Inc. for the year ended June 30, 2009.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 5, 2010